Exhibit A-1

                          GPU ADVANCED RESOURCES, INC.
                                  Balance Sheet
                                  June 30, 1999
                          ----------------------------
                                   (Unaudited)




Assets

Current assets:
  Cash and temporary cash investments                             $ 7,639,529
  Accounts receivable:
    Customers                                                      15,678,825
    Other                                                               1,860
  Prepayments                                                          40,579
                                                                   ----------

            Total current assets                                   23,360,793
                                                                   ----------


Other property and investments                                         40,183

Deferred debits and other assets                                       38,000
                                                                   ----------


            Total Assets                                          $23,438,976
                                                                  ===========




Liabilities & Stockholder's Equity

Current liabilities:
  Accounts payable                                                $11,504,928
  Other                                                               598,703
                                                                   ----------

            Total current liabilities                              12,103,631
                                                                   ----------


Deferred income taxes                                                 665,401
                                                                   ----------


Stockholder's equity:
  Common stock                                                            100
  Capital surplus                                                  16,000,000
  Retained earnings                                                (5,330,156)
                                                                   ----------

      Total stockholder's equity                                   10,669,944
      --------------------------                                   ----------


            Total Liabilities & Stockholder's Equity              $23,438,976
                                                                  ===========

                                                                  Exhibit A-1

                          GPU ADVANCED RESOURCES, INC.
                              Statements of Income
                          ----------------------------
                                   (Unaudited)





                                                  Three Months     Six Months
                                                     Ended           Ended
                                                  June 30,1999    June 30,1999
                                                  ------------    ------------

Operating Revenues                                $21,060,484    $ 37,520,873
                                                  -----------     ------------

Operating Expenses:

   Power purchased                                 20,373,913      33,444,411

   Other operation and maintenance                    876,033       1,518,937
                                                   ----------      ----------
      Total Operating Expenses                     21,249,946      34,963,348


Operating Income/(Loss)                              (189,462)      2,557,525


Other Income and Expenses, Net                         39,857          54,824
                                                   ----------     -----------



Earnings/(Losses) Before Income Taxes                (149,605)      2,612,349


  Income tax expense/(benefit)                        (49,777)      1,031,319
                                                  -----------      ----------


Net Income/(Loss)                                $   (99,828)    $ 1,581,030
                                                  ==========      ==========